Exhibit 32.1

DATASEA INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Datasea Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Zhixin Liu, Chief Executive Officer of the Company, and Jijin Zhang, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 14, 2019	By:	/s/ Zhixin Liu
Zhixin Liu
President and Chief Executive Officer

Dated: November 14, 2019	By:	/s/ Jijin Zhang
Jijin Zhang
Chief Financial Officer